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                                                                  Exhibit 10.01

                                      LEASE

      THIS LEASE, made and entered into this 26th day of June, 2001, by and between:

                              Empire Group, L.L.C.,
                              a Nebraska Limited Liability Company
                              by its Manager
                              First Management, Inc.,
                              Suite 550-The Center,
                              1941 South 42nd Street,
                              Omaha, Nebraska 68105-2982,

hereinafter called the "Owner", and

                              iSecureTrac Corp.,
                              a Delaware Corporation,
                              with offices at
                              3345 North 107th Street,
                              Omaha, Nebraska 68134,

hereinafter called the "Tenant".

       WITNESSETH: That,

1.   PREMISES.

     The Owner does hereby lease, demise and let unto the Tenant the following described premises as they are now constructed:

     The "Tenant Area" and a proportionate share of the "common Area", each as shown on EXIBIT A attached hereto, and situated on the lower level of that two level Empire Park II building located at 5022 South 114th Street, in Omaha, Nebraska. Said premises contain 3,291 gross square feet of area as shown on EXHIBIT A attached hereto and by this reference made a part hereof.

     Said premises are a portion of a development known as EMPIRE PARK II, Omaha, Nebraska.

     In addition to the demised premises, Tenant shall enjoy the nonexclusive use of automobile parking areas, access roads, sidewalks and other common facilities furnished by Owner, subject to control and reasonable regulation by Owner.

2.   LEASE CONSIDERATION,

     The consideration for this lease is the mutual covenants of the parties. As partial consideration for this lease and annually upon request by the Owner, the Tenant agrees to furnish Owner a signed current financial statement reflecting Tenant's financial condition.



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     As consideration for the preparation of this lease, the Tenant has delivered to the Owner the sum of $12,000.00 upon execution of this lease, and Tenant agrees to deliver to the Owner an additional $12,000.00 prior to Tenant's occupancy of the premises. Said sums to be applied to the first and subsequent rental due hereunder after this lease is executed by both parties.

3.   TERM.

     The term of this lease is four (4) lease years commencing December 1, 2001 and ending November 30, 2005, provided:

      a) Tenant shall be permitted to occupy the premises prior to December 1, 2001 upon Owners completion of the construction, of the additional interior improvements pursuant to Section 21 of this Lease; and

      b) This lease shall automatically renew for additional one (1) year periods from and after the last day of the initial four (4) year term hereof unless terminated as of the last day of such initial four (4) year term or as of the last day of any subsequent one (1) year renewal by either Owner or Tenant giving the other no less than one hundred twenty (120) days prior written notice.


     LEASE YEAR.

     The beginning day of the rent shall establish the beginning of each lease year; and the term of this lease shall run from that day provided, however, that if the rent beginning date shall fall on any day other than the first day of the month Tenant shall pay appropriately apportioned rent for such partial month and the first day of the month next following shall be the beginning day of the first lease year.

     In the event the Tenant remains in possession of the demised premises after the expiration of this lease and without the execution of a new lease, it shall be deemed lobe occupying said premises as a Tenant from month to month. If Tenant does so continue to remain in possession of the demised premises, the rental shall be at a rate of one and psre-Jsatf4-I.~5 times that which is specified in Section 4 of this lease; and such occupancy shall be subject to all of the other conditions, provisions, and obligations of this lease.

4.   RENT.

     Tenant shall and hereby agrees to pay to the Owner without demand, deduction, or setoff, at such place or places as the Owner may designate from time to time in writing, rent in advance for said premises as follows:

          First lease year:            $3,016.75 each month.
          Second lease year:           $3,016.75 each month.
          Third lease year:            $3,167.59 each month.
          Fourth lease year:           $3,167.59 each month.
          Fifth and subsequent lease
          years, if applicable:        Prior lease year's monthly rent
                                       increased by 2.5%.


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5.   USE.

     Tenant agrees that the demised premises shall be used and occupied only for business offices

     and for no other purposes without the written consent of the Owner.

     Tenant agrees to conduct its business at all times in a responsible and reputable manner. The Tenant shall promptly comply with all laws affecting the premises hereby leased and the cleanliness, safety, occupation and use of same. Tenant shall not use the sidewalks or area adjacent to the demised premises for business purposes.

6.   MAINTENANCE AND CARE OF PREMISES.

     The Owner shall at its expense keep the foundation and the exterior of the load-bearing outer walls of the building in good repair except that the Owner shall not be called onto make any such repairs occasioned by any act or omission of the Tenant, its agent or employees or customers. Provided the Owner shall operate and maintain the building and common facilities of the development pursuant to Section S, the Owner shall not be called upon to make any other improvements, repairs or replacement of any kind upon said premises; and, at the sole cost and expense of the Tenant, said premises shall at all times be kept in good order, condition and repair by the Tenant, and shall also be kept in a clean, sanitary and safe condition and in accordance withal directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governments agencies having jurisdiction. The Tenant shall at its own expense maintain, repair or replace any glass windows, show window and doors in or enclosing the demised premises. Tenant shall at its direct cost and expense, provide janitorial services, routine maintenance and repairs and replacements to keep and maintain the interior of the demised premises ins neat and clean condition and at expiration of this lease Tenant shall surrender the premises in good condition, reasonable wear and tear excepted. Tenant shall not repartition or otherwise remodel or make any structural changes in the demised premises without the written consent of the Owner.

7.   COVENANT TO HOLD HARMLESS.

     Tenant will indemnify Owner and save it harmless from and against any and all claims, actions, damages, liability and expense arising from or out of any occurrence in, about, in connection with, upon oral the demised premises, arising from or out of the occupancy or use by Tenant of the demised premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants or other representatives.

8.   OPERATION AND MAINTENANCE COSTS.

     Owner shall operate and maintain the building and the parking, landscape and other common facilities of the development provided Tenant shall pay to Owner monthly in advance as additional rents proportionate share as defined hereinafter of the costs of operating and maintaining the building and common facilities, excluding only costs attributable to those

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     items for which Owner is responsible pursuant to Section 6. Common facilities include without limitation all parking areas, access roads, sidewalks, restrooms, landscaped space and any other space used in common or available for use in common by the development tenants or customers, employees, agents, servants or other invitees of development tenants or the Owner. Operation and maintenance shall include, but not be limited to, costs of utilities (excluding those, if any, paid separately by development tenants) for the building and common facilities, taxes pursuant to Section IS, costs of defending and preserving common facilities, costs of insurance provided by Owner pursuant to Section 14, losses attributable to operation of common facilities, Owner's costs for maintenance, repairs and replacements of the plumbing, electrical, heating, cooling, and other non-structural systems of the building and common facilities including the cost of labor and personnel to implement such services, management fees relating to the development, and as an addition to the foregoing and as part of the costs to be paid by the Tenant for operation and maintenance of the building and common facilities, fifteen percent(l5%) added to the total to cover administration. Operation and maintenance costs to be apportioned hereunder shall not include capital improvements to the development, alterations made for specific tenants, depreciation of the development, interest or debt service on the development, leasing or brokerage commissions, the cost of structural repairs to the building, income taxes of the Owner, nor costs paid by tenants directly to third parties for janitorial, routine maintenance or repairs and replacements to tenant premises.

     Apportionment of the operation and maintenance costs shall be made on the basis of square feet of floor area herein demised to Tenant as related to the total of 12,000 square feet of floor area in the development. Operation and maintenance costs shall be determined on an annual basis for each calendar year and Tenant's pro rats share shall be prorated on a daily basis for any partial calendar year of thin lease term. Tenant shall pay FOUR HUNDRED SEVENTY-FIVE AND NO/100 Dollars ($475.00), per month, on the first of each month in advance with rent for Tenant's estimated pro rats share of operation and maintenance costs. Owner may, upon written notice to Tenant, change this amount as of January 1st of any calendar year to reflect Owner's estimate of operation and maintenance costs for the following year. At the end of each year. an analysis of the year's total operation and maintenance costs shall be presented to Tenant and Tenant shall pay the amount, if any, by which the Tenant's pro rats share of actual costs for the year exceeds the amount of the estimated costs paid by Tenant; such adjustment amount to be paid by Tenant within thirty (30) days after Tenant's receipt of the analysis. In the event this lease terminates at any time other than the last day of the calendar year, the adjustment to actual costs shall be determined as of the date of termination. If Tenant's payments of estimated costs exceed the amount due for actual costs for any calendar year, Owner shall, provided Tenant is not then in default under thin lease, apply the excess as a credit against Tenant's obligations next due under this lease or promptly refund such excess to Tenant if the term of this lease has already expired, in either case without interest to Tenant.

9.   UTILITIES.

     The Owner agrees to provide the existing mains and conduits to the demised premises in order that the existing utilities may be supplied. In addition to the rent, Tenant shall pay Owner monthly for all water, gas, electricity, sewer use fees or other utilities used or incurred at or prorated to tire premises provided if any of such utilities are separately metered or


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     measured to Tenant directly by the utility service provider, then Tenant shall pay such service provider directly, when due, for such utilities. The Owner shall not be liable in damages or otherwise for any failure or defect in the furnishing of any of the above utilities, the furnishing of heating or cooling, or for any interruption due to civil insurrection, war, fire, accident, strike, riot, act of God, tire making of necessary repairs or improvements, or any other causes beyond the control of the Owner.

10.  PARKING OF EMPLOYEES' CARS.

     The Tenant and its employees may at their own risk park their motor vehicles on the development parking areas. Owner shall have the right upon notice to Tenant to designate specific areas of parking for Tenant and its employees. Tenant further agrees to furnish to Owner upon request the license numbers assigned to its motor vehicles and the motor vehicles of its employees. Tenant agrees to pay to the Owner costs, if any, incurred in the enforcement of parking rules providing such violations and such costs are attributable to a violation by Tenant, `tenant's agents, or Tenant's employees.

11.  ASSIGNMENT.

     The Tenant agrees that it will not assign or in any manner transfer this lease or any part thereof or any interest or estate therein without the previous written consent of the Owner, nor shall the Tenant sublet the demised premises or any part thereof.

12.  ACCESS TO PREMISES.

     The Owner shall have the right to enter upon the demised premises at all reasonable hours for the purpose of inspecting the same or adding or rerouting pipes, sprinkler systems, smoke detection systems, heat or fire detection systems or equipment, conduits or drains to serve the demised premises or premises other than the demised premises or for making repairs, additions or alterations, providing such adding or rerouting shall be handled so as to interfere as little as possible with the Tenant's use of the premises and Owner shall repair any damage caused by such work. The exercise of said right by Owner shall not give rise to any claim by Tenant for damages, and Tenant expressly waives any such claim or claims. If the Owner deems any repairs required to be made by the Tenant necessary, it may demand that the Tenant make the same forthwith.

     For a period commencing one year prior to the termination of this lease, the Owner may have reasonable access to tire premises herein demised for the purpose of exhibiting the same to prospective tenants.

13.  NONLIABILITY OF OWNER.

     The Owner shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying premises above, below, adjoining or in any other part of the building of which the demised premises are a part or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking water, gas, sewer or other pipes. Owner and Tenant each waive all right of recovery from the other of loss or damage to the extent the same is covered by insurance.


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14.  INSURANCE.

     Tenant at its expense at all times during the term of this lease shall provide end maintain with respect to the demised premises comprehensive general public liability insurance on an occurrence basis in form customarily written for protection of tenants and owners. Such comprehensive insurance shall protect and be written to show Tenant and Owner as the named insureds and shall provide coverage of at least One Million Dollars ($1,000,000), single limit, for injuries to any one person, for injuries to persons in any one occurrence and for damage to property. Such minimums of insurance coverage shall not limit Tenant's liability under Section 7 hereinabove. The Tenant shall provide Owner with current certificates or duplicate policies of all such insurance required of Tenant, which certificates or policies shall include provisions that the coverage cannot be amended or cancelled without the giving of ten (10) days' prior written notice to the Owner. All property kept, stored or maintained in the demised premises shall be so kept, stored or maintained at the rink of the Tenant only.

     Owner at all times during the term of this lease shall secure (a) comprehensive general public liability insurance with respect to the parking area and other common facilities of the development providing coverage of not less than One Million Dollars ($l,000,000), single limit, for injuries to any one person, for injuries to persons in any one occurrence and for damage to property, b) casualty insurance with respect to the demised premises providing coverage against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement, or such broader form of coverage as Owner may select, insuring the insurable building improvements and including sprinkler leakage insurance, if applicable, and loss of rents insurance; and (c) such other insurance as Owner shall deem prudent with respect to the development. Owner shall not be liable for nor responsible to insure the fixtures, inventories, equipment or any other property of Tenant or any other occupant of the development.

     If the demised premises become untenantable because of fire or other casualty insurable under standard fire and extended coverage insurance required to be maintained by Owner or Tenant, the same shall be repaired as speedily as possible in accordance with the respective covenants to insure provided, however, if more than fifty percent (50%) of the floor area of the development becomes untenantable because of such fire or other casualty or if less than five (5) years of the original term of this lease remain from the date of such flee or other casualty, the Owner may, if it so elects, give notice to Tenant in writing terminating this lease. If the demised premises become untenantable because of any damage or destruction not insurable under standard fire and extended coverage insurance, the Owner may, if it so elects, give notice to Tenant in writing terminating this lease. Rent shall be abated during the period of any untenantability.

15.  TAXES.

     Tenant shalt be liable foe anti shall pay before delinquent alt taxes levied against or for any leasehold interest or on Tenant's right to occupy the demised premises or on personal property and trade fixtures of whatever kind and to whomever belonging situated or installed in or upon the demised premises. If any suds taxes are levied against Owner or Owner's property or if the assessed value of Owner's property is increased by inclusion of personal


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     property and trade fixtures in the demised premises and Owner elects to pay the taxes based on such increase, Tenant shall pay Owner upon demand that part of such taxes for which Tenant is primarily liable hereunder.

     Subject to the preceding paragraph and Tenant' a pro rats participation, pursuant to Section 8, in the cost thereof, the Owner shall pay, when due, all taxes on or applicable to the development. For the purposes hereof, the Semi "taxes' shall include all real estate taxes, assessments, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term of this lease be levied, assessed, imposed, become due and payable, become liens upon, arise in connection with the use, occupancy or possession of, or grow due or payable out of, or foe, the development or any part thereof, or any land, buildings or other improvements therein. Tenant shall not institute any proceedings with respect to the assessed valuation of the development or any part thereof for the purpose of securing a tax reduction. Owner, at Owner's sole discretion, may apply for a reduction or correction of any assessment and may appeal or contest any assessment provided all costs and expenses (including attorneys' and appraisers' fees) of such application, appeal or contest shall be, and are hereby specifically agreed to be, included in the definition of "taxes" under this section.

     Nothing herein contained shall be construed to include as "taxes" any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Owner; provided, however, that if at any time the methods of taxation prevailing at the commencement of the term of this lease shall be altered so that in lieu of or as a supplemental, additional or alternative tax for the whole or any part of the taxes now levied, assessed or imposed on real estate an such there shall be levied, assessed or imposed any substitute, supplemental, additional or alternative tax or license fee imposed upon Owner which is otherwise measured by or based in whole or in part upon tire development or any portion thereof, then the same shall be included in the computation of taxes hereunder.

16.  TENANT'S DEFAULT IN PAYMENTS.

     If any rent or other sums due and payable under this lease are not paid by the Tenant within ten (10) days after same are due and payable, a late fee of $200.00 may be added to the amount otherwise due and shall in addition to such increased rent bear interest at the maximum rate allowed by law from ten (10) days after same are due and payable until paid.

     If any rent or any other sums payable by Tenant hereunder shall remain unpaid twenty (20) days after same are due and payable, or if Tenant shall default or violate any lease provision involving conditions other than payment of remit or charges and such default or violation continues twenty
     (20) days after written notice thereof from Owner to Tenant, then it shall be optional for the Owner to re-enter the demised premises, with or without process of law, declare this lease forfeited and said term ended. Thereupon, Tenant shall, within ten (10) days, vacate the premises at Tenant's sole expense. But not withstanding such re-entry by the Owner, the liability of the Tenant for all amounts due under this lease and all other covenants for the balance of the lease term shall not be relinquished or extinguished.


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17.  SUCCESSORS.

     All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, legal representatives, successors, and assigns of said parties. No rights, however, shall inure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by Owner in writing as required in Section II. Owner may assign its rights under this lease as security to the holder of any mortgage, trust deed, or other encumbrance now or hereafter in force against all or any part of the development and upon request of Owner, Tenant will subordinate and attorn its rights hereunder to the holder of any such mortgage, trust deed, or other encumbrance.

18.  NOTICES.

     Whenever under this lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to the Tenant is in writing addressed to the Tenant at the leased premises

     or at the last office address of Tenant and sent by certified mail with postage prepaid, and if such notice to the Owner is in writing, addressed to the Owner at Suite 550-The Center, 1941 South 42nd Street, Omaha, Nebraska 68105-2982, and sent by certified mail with postage prepaid. Notice served by Certified mail shall be deemed received five (5) days after mailing.

19.  SIGNATURES OF BOTH PARTIES.

     This lease shall not be in effect or binding upon either party until it is signed by both parties.

20.  OTHER AGREEMENTS.

     The Tenant and the Owner hereby agree that this lease as written represents the entire agreement between the parties and there are no other agreements, written or verbal, between the parties hereto, except for the attached ADDENDUM TO LEASE.

21.  CONSTRUCTION OF PREMISES.

     Owner has completed the construction of the building containing the demised premises and has completed construction of all parking and common facilities for the development. Owner' s responsibility for construction of additional interior improvements within the Tenant Area shall consist of the following:

           A. Interior partitions with doors and doorways as shown on EXHIBIT A. All walls shall be taped and sanded drywall painted two coats in colors selected by Tenant.

           B. Formica-countertops with a wet sink shall be installed at the East end of the premises as shown on EXHIBIT A.

           C. Ceiling shall be 2' X 4' suspended grid wills lay-in acoustical panels.

           D. General illumination lighting shall be 2' X 4' fluorescent lay-in fixtures.

           E. Rooftop heating and cooling units shall be complete with controls and distribution

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               system. Electricity arid gas shall be separately metered and paid for directly by Tenant.

           F. All areas shall be carpeted, based upon a carpet allowance of $12.00 per square yard installed.

     All other improvement work not specified above shall be the responsibility of Tenant.


    IN WITNESS WHEREOF, the Owner and the Tenant have executed this lease on the day and year first above written.


                               EMPIRE GROUP, L.L.C,
                               By its Manager,
                               First Management, Inc.



                               ____________________________________________
                               President

                                                                   OWNER

Attest:

_______________________________
Asst. Secretary

                               iSECURETRAC, CORP.



                               ____________________________________________
                                                                TENANT


Attest:



_______________________________
Secretary


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STATE OF NEBRASKA     )

COUNTY OF DOUGLAS     )

     On this 16th day of July, 2001, before me, a notary public in and for said county and state, personally appeared RANDALL WIESELER and RIKKI FLOTT, to me personally known, who being by me duly sworn did say that they are respectively the PRESIDENT and SECRETARY of said FIRST MANAGEMENT, INC. and that the seal, if affixed to said instrument, is the seal of said corporation and that said instrument was executed in behalf of said corporation by authority of its Board of Directors; and said RANDALL WIESELER and RIKKI FLOTT acknowledged the execution of said instrument to be the voluntary act and deed of said corporation.


     Witness my hand and notarial seal the day and year last above written.



                               ____________________________________________
                               Notary Public



STATE OF NEBRASKA     )

COUNTY OF DOUGLAS     )

     On this 10th day of July 2001, before me, a notary public iii and for said county and state, personally appeared JAMES E. STARK to me personally known, who being by me duly sworn did say that they are the VICE PRESIDENT and SECRETARY of said ISECURETRAC, CORP., and that the seal, if affixed to said instrument, is the seal of said corporation and that said instrument was executed in behalf of said corporation by authority of its Board of Directors; and said JAMES E. STARK acknowledged the execution of said instrument to be the voluntary act and deed of said corporation.


     Witness my hand and notarial seal the day and year last above written.



                               ____________________________________________
                               Notary Public






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                                ADDENDUM TO LEASE


     Empire Group, L.L.C. ("Owner") and iSecureTrac Corp. ("Tenant"), the undersigned hereto, being parties to that certain Lease, made and entered into as of June 26, 2001 (the "Lease"), desire to amend and modify the Lease, effective as of the date of execution of the Lease, as described below.

     Therefore, notwithstanding any terms to the contrary contained in the Lease, Owner and Tenant agree as follows:

1. Certain interlinear changes to the Lease have been on all signed copies of the Lease prior to execution and have been initialed by the parties. The parties agree that any such interlinear changes shall be deemed valid and enforceable as though originally written in the Lease.

2. Owner will indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense arising from or out of any negligent act or omission of Owner, its agents, contractors, employees, servants or other representatives.

3. Provided Tenant is not in default under the terms of the Lease, Tenant's right of quiet enjoyment of the demised premises to conduct its business affairs without undue interference from Owner, its agents, contractors, employees, servants, other representatives and Owner's other tenants shall not be abridged by Owner, and Owner shall use all reasonable means to estop other tenants occupying adjoining space from unduly interfering with Tenant's rights hereunder.

4. Tenant shall not be required to pay an actual operating and maintenance cost adjustment amount at the end of each year (Tenant Costs), as described in
Section 8 of the Lease, that exceeds the estimated monthly Tenant Costs paid by Tenant during such year by more than twenty percent (20%).

5. Tenant Costs shall not be increased by more than twenty percent (20%) per year.

6. Owner shall use its best efforts to give Tenant reasonable notice prior to entering demised premises at any time.

7. In the event that Tenant shall lose the use of all or any part of the demised premises due to fire, casualty, condemnation, or similar cause beyond the control of and through no fault of Tenant, its agents, employees, representatives, vendors, contractors or customers, the pro rata rent for such part of the demised premises as are no longer tenable and for as long as such part is no longer tenable shall be abated.


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     IN WITNESS WHEREOF, the parties have caused this Addendum to the Lease to be executed in their respective corporate names and by their respective authorized officers duly empowered to sign and bind their corporation.

    OWNER:                               TENANT:

    Empire Group, L.L.C.                 iSecureTrac Corp.
    By its Manager
    First Management, Inc.

    By:                                  By:
       -----------------------------         ----------------------------------

    Name:                                Name:
          --------------------------          ---------------------------------


    Title:    President                  Title:   Vice President & CFO
             -----------------------              -----------------------------



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                            FIRST AMENDMENT TO LEASE



     THIS AMENDMENT TO LEASE is made and entered into on this 19th day of November, 2001, by and between EMPIRE GROUP, L.L.C., a Nebraska Limited Liability Company, by its Manager First Management, Inc., with offices at 1941 South 42nd Street, Suite 550, Omaha, Nebraska 68105-2982, hereinafter called `Owner", and ISECURETRAC CORP., a Delaware Corporation with offices at 5022 South 114th Street, Suite 113, Omaha, Nebraska 68137, hereinafter called "Tenant";

     WHEREAS, Owner and Tenant entered into a lease dated June 26, 2001, demising 3,291 square feet of area in the lower level of that two-level EMPIRE II building located at 5022 South 114th Street in Omaha, Douglas County, Nebraska; and

     WHEREAS, Owner and Tenant now desire to amend said lease to expand the premises demised thereunder.

     NOW THEREFORE, Owner and Tenant agree that as of December 1, 2001 said lease is amended as follows:


     ONE On page 1, delete the typed premises description in Section 1 and substitute therefore the following:

             "The lower level of that two level Empire Park II office building located at 5022 South 114th Street, in Omaha, Nebraska. Said premises contain 6,000 gross square feet of area as shown on EXHIBIT A-I attached hereto and by this reference made a part hereof. The previously demised 3,291 square feet of the demised premises are hereby leased as now constructed. The 2,709 square feet of expanded area now added to the demised premises shall be further improved by Owner in accordance with Lease Section 21 as amended herein"

     TWO     On page 1, add to the provisions of Section 2 the following:

             "As consideration for the preparation of this Amendment, the Tenant shall deliver to the Owner the sum of $32,000.00 upon execution of this Amendment, and

             $22,000.00 of said sum shall be applied to the first and subsequent rental due hereunder after this Amendment is executed by both parties."

     THREE On page 2, delete the typed rent provisions in Section 4, and substitute therefore the following:

             "First three months of first lease year:      $3,016.75 each month.
             Last nine months of first lease year:         $5,500.00 each month.
             Second lease year:                            $5,500.00 each month.
             Third lease year:                             $5,775.00 each month.
             Fourth lease year:                            $5,775.00 each month.
             Fifth and subsequent lease years,
             if applicable:                                Prior lease year's
                                                           monthly rent
                                                           increased by 2.5%."

     FOUR On page 3, delete the amount of "Four Hundred Seventy-Five and no/l00 Dollars ($475.00)" and substitute therefore the amount of "Eight Hundred Sixty-Five and no/100 Dollars ($865.00)".

     FIVE On page 5, delete the typed construction provisions in Section 21, and substitute therefore the following:

             "Owner has completed the construction of the building containing the demised premises, the construction of all parking and common facilities for the development and the construction of the interior improvements within the previously demised 3,291 square feet of the demised premises. Owner's responsibility for construction of additional interior improvements within the 2,709 square feet of expanded Tenant Area now added to the demised premises shall consist of the following:

A. Interior partitions with doors and doorways as shown oil Exhibit A-I. All walls shall be taped and sanded drywall painted two coats in colors selected by Tenant.

             B. Ceiling shall be 2'X 4' suspended grid with lay-in acoustical panels.

             C. General illumination lighting shall be 2' X 4' fluorescent lay-in fixtures.

             D. Rooftop heating. and cooling units shall he complete with controls and distribution system. Electricity and gas shall be separately metered and paid for directly by Tenant.

             E. All areas shall be carpeted, based upon a carpet allowance of
                $12.00 per square yard installed."


    Except as herein amended, said lease is in all respects hereby ratified and confirmed.

                               EMPIRE GROUP, L.L.C,
                               By its Manager,
                               First Management, Inc.



                               ____________________________________________
                               President

                                                                   OWNER

Attest:

_______________________________
Secretary

                               iSECURETRAC, CORP.



                               ____________________________________________
                                                                TENANT


Attest:



_______________________________
Secretary

STATE OF NEBRASKA     )
                      )
COUNTY OF DOUGLAS     )

     On this 29th day of March, 2001, before me, a notary public in and for said county and state, personally appeared RANDALL WIESELER and TERRI L. TEFFT, to me personally known, who being by me duly sworn did say that they are respectively the PRESIDENT and SECRETARY of said FIRST MANAGEMENT, INC. and that the seal, if affixed to said instrument, is the seal of said corporation and that said instrument was executed in behalf of said corporation by authority of its Board of Directors; and said RANDALL WIESELER and TERRI L. TEFFT acknowledged the execution of said instrument to be the voluntary act and deed of said corporation.


     Witness my hand and notarial seal the day and year last above written.




                               ____________________________________________
                               Notary Public








STATE OF NEBRASKA     )
                      )
COUNTY OF             )


     On this 19th day of November, 2001, before me, a notary public in and for said county and state, personally appeared JIM STARK and JOHN HEIDA to me personally known, who being by me duly sworn did say that they are the President and Secretary of said ISECURETRAC CORP. and that the seal, if affixed to said instrument, is the seal of said corporation and that said instrument was executed in behalf of said corporation by authority of its Board of Directors; and said JIM STARK and JOHN HEIDA., acknowledged the execution of said instrument to be the voluntary act and deed of said corporation.


     Witness my hand and notarial seal the day and year last above written.




                               ____________________________________________
                               Notary Public